SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2005

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 3.02

Unregistered Sale of Equity Securities.

 On August 19, 2005, we entered into a definitive exchange agreement with the Deer Creek Fund LLC, (“Deer Creek”) pursuant to which we exchanged 114,943 shares of Technest Series B Preferred Stock (potentially convertible into 3,799,409 shares of Markland common stock based on the closing price of Markland’s common stock, $.0001 par value per share (the “Common Stock”) as of August 19, 2005) for 500 shares of Markland Series D Preferred Stock (the “Series D”; convertible into 5,008,013shares of Markland Common Stock as of August 19, 2005).  Concurrent with the exchange agreement, we entered into a registration rights agreement with Deer Creek in which we agree to submit a registration statement to the SEC covering the shares of Common Stock underlying the Series D on or before October 17, 2005.   The exchange agreement and registration rights agreement with Deer Creek are attached hereto and filed as Exhibits 10.1 and 10.2, respectively and are hereby incorporated into this current report on Form 8-K by reference.

This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.

Terms and Conditions of Markland Series D Preferred Stock.   Markland Series D Preferred Stock has a stated value of $1,000 per share and is convertible at the option of the stockholder at any time. However, the Series D Preferred Stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our Common Stock at any given point in time.  The number of shares of our common stock into which each share of Series D Preferred Stock is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

Average Closing Bid Price (1)

Discount Factor

$15.00 or less

80%

more than $15.00, but less than or equal to $30.00

75%

more than $30.00, but less than or equal to $45.00

70%

more than $45.00

65%

__________

(1)

After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

We have the right to redeem any outstanding shares of our Series D Preferred Stock at any time. The redemption price per share is equal to $1,000 multiplied by 135%. Our Series D Preferred Stock is convertible, even after we have provided a notice of redemption, until the Series D securityholder has received full cash payment for the shares we are redeeming.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series D Preferred Stock will be treated as senior to all preferred stock and our common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series D Preferred Stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

Relationship with Deer Creek.

As previously reported in the Company’s current report on Form 8-k filed on February 15, 2005 (SEC File no. 000-28863), Deer Creek was an investor in the transaction pursuant to which the Company acquired a controlling interest in Technest Holdings, Inc., a Nevada corporation (“Technest”).  Pursuant to that transaction, Deer Creek received, among other consideration, 114,943 shares of Technest’s Series B Preferred Stock, convertible into shares of Markland Common Stock.

A description of the February 15, 2005 transaction is included in the Company's current report on Form 8-K filed on February 15, 2005 (SEC File no. 000-28863). The purchase agreement and registration rights agreements executed in connection with that transaction were filed as exhibits thereto.  These filings are public documents available on the SEC's web site at www.sec.gov. We urge you to obtain and read carefully copies of these documents and this current report and its exhibits.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement dated August 19, 2005 by and between Markland Technologies, Inc. and the Deer Creek Fund LLC.
10.2	Registration Rights Agreement dated August 19, 2005 by and between Markland Technologies, Inc. and the Deer Creek Fund LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

By:     /s/ Robert Tarini

Robert Tarini

Chief Executive Officer

Date: August 25, 2005

Exhibit Index

Exhibit No.	Description

10.1	Exchange Agreement dated August 19, 2005 by and between Markland Technologies, Inc. and the Deer Creek Fund LLC. Filed herewith.
10.2	Registration Rights Agreement dated August 19, 2005 by and between Markland Technologies, Inc. and the Deer Creek Fund, LLC. Filed herewith.

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